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                                                                    EXHIBIT 4.5












                           KIMBERLY-CLARK CORPORATION
                               OUTSIDE DIRECTORS'
                               STOCK OPTION PLAN

                        EFFECTIVE AS OF JANUARY 1, 2001

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                           KIMBERLY-CLARK CORPORATION
                               OUTSIDE DIRECTORS'
                               STOCK OPTION PLAN
                          (EFFECTIVE JANUARY 1, 2001)


1.       INTRODUCTION

         The Kimberly-Clark Corporation Outside Directors' Stock Option Plan (the "Plan") specifies the compensation to be paid by Kimberly-Clark Corporation (the "Company") in the form of options to purchase shares of common stock, par value $1.25 per share, of the Company ("Stock") for services performed by Outside Directors (as hereinafter defined).

         The Plan is intended to promote the interests of the Company and its stockholders by enhancing the Company's ability to attract, motivate and retain as Outside Directors persons of training, experience and ability, and to encourage the highest level of Outside Director performance by aligning the Outside Directors' economic interests more closely with those of the Company's stockholders.

2.       DEFINITIONS

         Unless otherwise defined in the text of the Plan, capitalized terms herein shall have the meanings set forth in this Section 2.

         "Affiliate" means any company in which the Company owns 20 percent or more of the equity interest (collectively, the "Affiliates").

         "Board" means the Board of Directors of the Company.

         "Change of Control" means an event deemed to have taken place if: (i) a third person, including a "group" as defined in section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having 20 percent or more of the total number of votes that may be cast for the election of Directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

         "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

         "Committee" means the Compensation Committee of the Board.

         "Committee Rules" means the Committee Rules for the Kimberly-Clark Corporation 1992 Equity Participation Plan or any successor plan.

         "Director" means a member of the Board.

         "Effective Date" means January 1, 2001.





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         "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

         "Fair Market Value" means the reported closing price of the Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices or, if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

         "Option" means a right to purchase a specified number of shares of Stock at a fixed option price equal to no less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted. For purposes of this Plan, Options shall be issued either as "Annual Options," as described in subsection 7(a), or "Additional Options," as described in subsection 7(b).

         "Outside Director" means a Director who is not on the date of grant of an Option pursuant to the Plan, or within one year prior to the date of such grant, an employee of the Company or any of its Affiliates.

         "Retainer" means the annual retainer payable to an Outside Director for services rendered as a Director. As of the Effective Date, the amount of the cash portion of such Retainer shall be $50,000 per year, payable in quarterly installments in advance.

         "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

         "Retirement" and "Retires" means the termination of service as a Director on or after the date the Director has attained age 55.

         "Stock" means the shares of the Company's common stock, par value $1.25 per share.

3.       PARTICIPATION

         Participation in the Plan is limited to Outside Directors. It is intended that all Outside Directors will be participants in the Plan.

4.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board, which shall have sole and complete discretion and authority with respect thereto, except as expressly limited by the Plan. All action taken by the Board in the administration and interpretation of the Plan shall be final and binding on all matters relating to the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Board, except that the Board may authorize any Directors, officers or employees of the Company to assist the Board in the administration of the Plan and to execute documents on behalf of the Board. The Board also may delegate to the Compensation Committee of the Board, or such Directors, officers or employees, such other ministerial and discretionary duties as it sees fit.

         The Company or the Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon





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any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member of the Board shall be liable for any act done or omitted to be done by such member, or by any other member of the Board, in connection with the Plan, except for such member's own willful misconduct or as otherwise expressly provided by statute.

         The Board shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Option Agreements.

         All expenses of administering the Plan shall be paid by the Company.

5.       TERM OF PLAN

         The Plan shall become effective as the Effective Date. The Plan shall remain in effect until December 31, 2011, unless the Plan is terminated prior thereto by the Board. No Option may be granted after the termination date of the Plan, but Options theretofore granted shall continue in force beyond that date pursuant to their terms.

6.       SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

         (a) Shares Subject to the Plan. The aggregate maximum number of shares of Stock available for grant under the Plan shall be 1,000,000 shares, subject to the adjustment provision set forth in subsection 6(b) below. Shares of Stock subject to the Plan will be shares that were once issued and subsequently reacquired by the Company in the form of treasury stock. Shares subject to Options which become ineligible for purchase will be available for Options under the Plan to the extent permitted by section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Board. Notwithstanding anything in this Plan to the contrary, each grant of Options under this Plan shall be subject to the availability of shares under this subsection 6(a).

         (b) Adjustments. In the event there are any changes in the Stock or the capitalization of the Company through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Company, any consolidation, any separation of the Company (including a spin-off or other distribution of stock of the Company), any reorganization of the Company (whether or not such reorganization comes within the definition of such term in section 368 of the Code), or any partial or complete liquidation by the Company, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Board, to the extent necessary to preserve the benefit to the Outside Director contemplated hereby, to reflect such changes in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which an Option may be granted or awarded to any Outside Director, (c) the number of shares and the Option Price per share of all shares of Stock subject to outstanding Options, and (d) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes, provided, however that no such adjustment or change may be made to the extent that such adjustment or change will result in the dilution or enlargement of any rights of any Outside Director.



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7.       TERMS OF THE GRANTS

         (a) Annual Grant. As part of his or her annual Retainer each Outside Director during the calendar year shall be granted an Option to purchase 2,500 shares. In addition, each Outside Director who during the calendar year is designated to serve as the Chair of the Audit or Compensation Committee, or both, of the Board, shall be granted an Option to purchase an additional 300 shares for each Chair. Each Outside Director who during the calendar year is designated to serve as the Chair of the Nominating or Corporate Governance Committee, or both, of the Board, shall be granted an Option to purchase an additional 200 shares for each Chair. A grant of Options as payment of either the annual retainer or for each applicable Chair of a Committee are referred to herein as "Annual Options." Each Outside Director, and each Chair of the Audit, Compensation, Nominating or Corporate Governance Committees, as of January 1 of the calendar year, shall be automatically granted the Options hereunder, without further action by the Board or the stockholders of the Company, on the earlier of the date of the first regular meeting during the calendar year of either the Board or Committee. Each Outside Director who first becomes eligible for a grant after January 1 of the calendar year, and each Chair of the Audit, Compensation, Nominating or Corporate Governance Committee, who is appointed after January 1 of the calendar year, shall be automatically granted the Options hereunder, without further action by the Board or the stockholders of the Company, on the earlier of the date of the first regular meeting during the calendar year of either the Board or the Committee after the date such Outside Director first becomes eligible for the grant of Options under this subsection 7(a).

         (b) Election of Additional Option. Each Outside Director may elect to receive the cash portion of his or her annual Retainer in the form of an additional option (hereinafter referred to as an "Additional Option"), in increments of 50 percent of such cash portion of the Retainer. Except as otherwise provided below, such election must be made prior to the date that services are rendered in the calendar year in which such Retainer otherwise would be paid and shall be irrevocable thereafter for such calendar year; provided, however, that an election by an Outside Director pursuant to this subsection for a calendar year (or portion thereof) shall be valid and effective for all purposes for all succeeding calendar years, unless and until such election is revoked or modified by such Outside Director prior to the date that services are rendered in such succeeding calendar year(s); and, provided further, that no such election, revocation or modification may be made within six months of another such election, revocation or modification if the exemption afforded by Rule 16b-3 would not be available as a result thereof.

         Notwithstanding the preceding, an individual who is elected as an Outside Director during a calendar year shall be permitted to make an election to receive the cash portion of his or her annual Retainer in the form of an Additional Option, in increments of 50 percent of such cash portion of the Retainer, during the thirty day period following his or her election date. An election under this paragraph shall be subject to the terms and conditions of this Section.

         The number of shares subject to this Additional Option shall be based on 85 percent of the Black-Scholes valuation of the cash portion of the Retainer elected to be received as an Additional Option as of the date of grant. Each Outside Director as of




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January 1 of the calendar year, shall be automatically granted the Additional
Options elected hereunder, without further action by the Board or the stockholders of the Company, on the earlier of the date of the first regular meeting during the calendar year of either the Board or the Committee. Each Outside Director who first becomes eligible for a grant after January 1 of the calendar year, shall be automatically granted the Additional Options elected hereunder, without further action by the Board or the stockholders of the Company, on the earlier of the date of the first regular meeting during the calendar year of either the Board or the Committee after the date such Outside Director first becomes eligible and elects the grant of Additional Options under this subsection 7(b).

         (c) Form of Additional Option Election. An election by an Outside Director to receive some or all of the cash portion of his or her Retainer as an Additional Option shall (i) be in writing, (ii) be delivered to the Secretary of the Company, and (iii) be irrevocable in all respects with respect to the calendar year(s) to which the election relates. If no election has ever been made by the Outside Director pursuant to subsection 7(b) above, he or she shall be deemed to have made an election to receive the entire cash portion of the Retainer in cash.

         (d) Option Agreement. After granting an Option to an Outside Director, the Board shall cause to be delivered to the Outside Director an agreement evidencing the granting of the Option. The agreement shall be in such form as the Board shall from time to time approve.

         (e) Period of Option. The period of each Option shall be 10 years from the date it is granted.

         (f) Option Price. The exercise price of an Option shall be the Fair Market Value of the Stock at the time the Option is granted.

         (g) Limitations on Exercise. Each Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Outside Director shall have been in the continuous service as a Director of the Company; provided, however, that the provisions of this subsection 7(g) shall not apply and all Options outstanding under the Plan shall be exercisable in full if a Change in Control occurs. One year after the date the Option was granted, the Outside Director may purchase the total number of shares covered by the Option; provided, however, that if the Director's service is terminated for any reason other than death, Retirement, a voluntary decision by the Director not to stand for reelection to the Board or total and permanent disability, the Option shall be exercisable only for the number of shares of Stock which were exercisable on the date of such termination. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

         (h) Exercise; Notice Thereof. Options shall be exercised by delivering to the Company, at the office of the Treasurer at the World Headquarters, written notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Payment may be made in cash, a check payable to the Company or in shares of Common Stock transferable to the Company and having a Fair Market Value on the transfer date equal to the amount payable to the Company. The date of exercise shall be deemed to be the date the





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Company receives the written notice and payment for the shares being purchased.
A Director shall have none of the rights of a stockholder with respect to shares covered by an Option until the Director becomes the record holder of such shares.

         (i) Exercise after Death, Retirement, Disability or Voluntary Termination of Service. If a Director dies, retires, becomes totally and permanently disabled, or terminates service on the Board by reason of a voluntary decision by the Director not to stand for reelection to the Board, without having exercised an Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 7(g), within the remaining period of the Option. Upon a Director's death, the Option may be exercised by the person or persons to whom such Director's rights under the Option shall pass by will or the laws of descent and distribution or, if no such person has such rights, by his executor or administrator.

          (j) Non-transferability. During the Director's lifetime, Options shall be exercisable only by such Director. Options shall not be transferable other than by will or the laws of descent and distribution upon the Director's death. Notwithstanding anything in this subsection 7(j) to the contrary, Directors shall have the right to transfer Options, to the extent allowed under rule 16b-3 of the Exchange Act, subject to the same terms and conditions applicable to options granted to the Chief Executive Officer of the Company under Committee Rules.

         (k) Purchase for Investment. It is contemplated that the Company will register shares sold to Directors pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Director exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

         (l) Options for Nonresident Aliens. In the case of any Option awarded to a Director who is not a resident of the United States, the Board may (i) waive or alter the conditions set forth in subsections 7(a) through 7(k) to the extent that such action is necessary to conform such Option to applicable foreign law, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) increase any benefits accruing to any Directors under the Plan, (2) increase the number of securities which may be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, or (4) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code.

8.       NOTICES; DELIVERY OF STOCK CERTIFICATES

         Any notice required or permitted to be given by the Company or the Board pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Outside Director at the last address shown for the Outside Director on the records of the Company.




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9.       AMENDMENT AND TERMINATION

         The Board may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Options and Option Agreements under the Plan to the extent (i) permitted by law, (ii) permitted by the rules of any stock exchange on which the Stock or any other security of the Company is listed, and (iii) permitted under applicable provisions of the Securities Act of 1933, as amended, the Exchange Act (including Rule 16b-3 thereof); provided, however, that if any of the foregoing requires the approval by the stockholders of any such amendment, suspension or discontinuance, then the Board may take such action subject to the approval of the stockholders. Except as provided in subsection 6(b), no such amendment, suspension or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Option granted to the Director. The Board may in its sole and absolute discretion, by written notice to a Director, (i) limit the period in which an Option may be exercised to a period ending at least three months following the date of such notice, and/or (ii) limit or eliminate the number of shares subject to Option after a period ending at least three months following the date of such notice. Except as provided in subsection 7(l) and this Section 9, no such amendment, suspension, or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Options or other rights previously granted the Director under the Plan.

10.      TAXES

         The Company shall require the withholding of all taxes as required by law.

11.      GOVERNING LAW

         The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the state of Delaware and applicable federal law. In the event any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions of the Plan shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

12.      DIRECTOR'S SERVICE

         Nothing contained in the Plan, or with respect to any grant hereunder, shall interfere with or limit in any way the right of stockholders of the Company to remove any Director from the Board, nor confer upon any Director any right to continue to serve on the Board as a Director.



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